Exhibit 99.1

REGENCY CENTERS AND EQUITY ONE TO MERGE IN $15.6 BILLION TRANSACTION

- Creates Preeminent Shopping Center Owner, Operator, and Developer -

- Transaction Expected to be Accretive to Core FFO/Share upon Realization of Expected Operational and Overhead Cost Benefits -

JACKSONVILLE, FL. and NEW YORK (November 14, 2016) – Regency Centers Corporation (NYSE: REG) (“Regency”) and Equity One, Inc. (NYSE: EQY) today announced that they have entered into a definitive merger agreement (“Agreement”) under which Equity One will merge with and into Regency, with Regency continuing as the surviving public company and creating the preeminent shopping center Real Estate Investment Trust (“REIT”). The resulting enterprise will have industry-leading operating, development, redevelopment capacities as well as an unparalleled portfolio of primarily grocery-anchored properties uniquely positioned to sustain growth in net operating income (“NOI”) and create value for all of its stakeholders. The combined company is expected to have a pro forma equity market capitalization of approximately $11.7 billion and a total market capitalization of $15.6 billion, making it the largest REIT by equity value in the shopping center index.

“Bringing together these two highly complementary businesses creates a best-in-class platform capable of delivering sustained growth and value creation over the long-term,” said Martin E. “Hap” Stein, Jr., Chairman and Chief Executive Officer of Regency. “Shareholders of both companies are poised to benefit from an expanded presence in top metro areas, a higher organic growth profile, expanded development and redevelopment program, and greater tenant diversity. Through this transaction we are creating the nation’s preeminent shopping center REIT with excellent embedded growth potential. Importantly, we expect the transaction to be accretive to core FFO per share while preserving a sector-leading balance sheet, with greater financial flexibility to support growth initiatives.”

“This merger will be a transformative event for both companies,” said David Lukes, Chief Executive Officer of Equity One. “The alignment of our respective portfolios, development/redevelopment pipelines, industry-leading operations, and access to a lower cost of capital, opens us to new avenues of growth that will benefit all shareholders. Equity One shareholders are receiving an attractive valuation for the company’s assets, and have the opportunity to participate in the future growth prospects of a powerful new company led by a best-in-class management team.”

Under the terms of the Agreement, each share of Equity One common stock will be converted into 0.45 shares of newly issued shares of Regency common stock. On a pro forma basis, following the closing of the transaction, Regency shareholders are expected to own approximately 62 percent of the combined company’s equity, and former Equity One shareholders are expected to own approximately 38 percent. The merger is subject to customary closing conditions, including the approval of both Regency and Equity One shareholders. The parties currently expect the transaction to close during the first quarter or early second quarter of 2017.

This strategic transaction was unanimously approved by the Board of Directors of both companies. The merger will create a national portfolio of 429 properties encompassing more than 57 million square feet, including co-investment partnerships, and located primarily in high density in-fill and affluent trade areas. The combination will provide increased penetration within key target areas, broader tenant diversity, and meaningful balance sheet capacity. As a result, the combined company will feature the attributes necessary to deliver consistent NOI growth, along with the capabilities to pursue accretive capital deployment opportunities through disciplined development and intense asset management.

Summary of Strategic Benefits

The merger of Regency and Equity One uniquely positions the combined company to enhance shareholder value as the preeminent grocery-anchored shopping center REIT:

•	Unparalleled Portfolio of High-Quality Centers: Increased concentration in higher density, in-fill metro areas. The company’s five largest areas of Southern and Northern California; Southeast Florida; New York; and the Washington / Baltimore corridor, which together will represent more than 50 percent of total annualized rent, increases density by more than 30 percent and demographic purchasing power by 15 percent.

•	Enhanced NOI Growth Profile: The high quality of the combined platform provides for significant and sustainable embedded NOI and net asset value growth opportunities.

•	Expanded Value-Creation Opportunities: The combined best-in-class national development, redevelopment, and leasing platform is positioned to produce industry-leading performance.

•	Greater Diversity of High-Quality Tenants: The top 10 tenants of the combined company, which include category-leading grocers and retailers such as Publix, Kroger, Whole Foods, and TJX, will represent approximately 18 percent of total ABR, with no single tenant representing more than approximately three percent.

•	Superior Financial Strength and Flexibility: With enhanced size and scale, the combined company will maintain a conservative balance sheet with the flexibility to pursue compelling investment opportunities.

•	Annualized Operating Cost Savings: The combined company expects to realize approximately $27 million in annual run-rate cost savings by 2018, primarily related to the elimination of duplicative corporate and property-level operating costs. In addition, the combined company expects to realize additional synergies from economies of scale, increased operational efficiencies and its ability to augment an already-talented team.

Leadership and Organization

Both the Board of Directors of Regency and the Board of Directors of Equity One unanimously approved the transaction. The number of directors on Regency’s Board of Directors will be increased to 12, of which two directors designated by Equity One and one director designated by Gazit-Globe will be appointed to the Regency Board. Mr. Stein will serve as Chairman and Chief Executive Officer of the combined company, and Regency’s President and Chief Financial Officer, Lisa Palmer, Executive Vice President of Development, Mac Chandler, and Executive Vice President of Operations, James Thompson, will continue in their respective roles at the combined company. Chaim Katzman, current Chairman of Equity One and Gazit-Globe’s designee on the Regency Board, will serve as non-executive Vice Chairman of the combined company. Gazit-Globe, which owns approximately 34 percent of the outstanding stock of Equity One, has agreed to vote in favor the transaction. John C. Schweitzer will continue to serve in his role as lead director for Regency.

Upon completion of the merger, the company’s headquarters will remain in Jacksonville, Florida. The company will retain the Regency name and will continue to trade under the ticker symbol REG (NYSE).

Pro Forma Operations and Balance Sheet

Both companies own and operate high-quality grocery-anchored shopping centers located in fundamentally strong areas throughout the country. On a pro forma basis, the combined company will have an increased presence in higher-density, in-fill trade areas and enhanced tenant diversification. Given the complementary assets and operations of the two companies, the combined platform has meaningful opportunities for synergies, and margin improvement is expected. The combined company expects to increase cash flow at the property level by marking rents to market rates, realizing contractual rent increases, growing small shop occupancy and re-merchandising. In addition, the combined company is expected to have greater liquidity, a strong investment-grade balance sheet and a well-staggered debt maturity profile supported by long-standing relationships.

Dividend Policy and Declaration

Each company is expected to continue its ordinary course dividend policy during the pendency of the merger, and will also pay a pro-rated pre-closing dividend, so as to equalize the dividend payment dates and periods for each company.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor, to Regency. Barclays is acting as lead financial advisor, Citigroup Global Markets Inc. is acting as co-financial advisor, and Kirkland & Ellis LLP is acting as legal advisor to Equity One. ICR, LLC served as communications advisor for the transaction.

Conference Call

The companies will host a joint conference call on Monday, November 14, 2016 at 6:00 pm EST to discuss the proposed merger. Participants will include Mr. Stein, Regency’s Chairman and Chief Executive Officer, Ms. Palmer, Regency’s President and Chief Financial Officer, Mr. Lukes, Equity One’s Chief Executive Officer, and Matthew L. Ostrower, Equity One’s Executive Vice President and Chief Financial Officer. The conference call-in number is 800-289-0487 (Domestic); or 913-312-0844 (International) or interested parties can join the live webcast of the conference call by accessing the Investor Relations section of each company’s website at www.regencycenters.com or www.equityone.com.

A transcript of the call and the conference call replay will be posted when available on the respective companies’ websites under the Investor Relations sections.

About Regency Centers Corporation

With more than 50 years of experience, Regency is the preeminent national owner, operator and developer of high-quality, grocery anchored neighborhood and community shopping centers. The Company’s portfolio of 307 retail properties encompasses over 42.1 million square feet located in top areas throughout the United States, including co-investment partnerships. Regency has developed 223 shopping centers since 2000, representing an investment at completion of more than $3 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

About Equity One, Inc.

As of September 30, 2016, the company’s portfolio comprised 122 properties, including 98 retail properties and five non-retail properties totaling approximately 12.3 million square feet of gross leasable area, or GLA, 13 development or redevelopment properties with approximately 2.8 million square feet of GLA, and six land parcels. As of September 30, 2016, the company’s retail occupancy excluding developments and redevelopments was 95.4% and included national, regional and local tenants. Additionally, the company had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at www.equityone.com.

Cautionary Statement Regarding Forward-Looking Information

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Regency’s and Equity One’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Regency’s and Equity One’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between Regency and Equity One; the outcome of any legal proceedings that may be instituted against Regency or Equity One; the failure to obtain necessary shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in the economy and competitive factors in the areas where Regency and Equity One do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Regency’s ability to complete the acquisition and integration of Equity One successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; changes in asset quality and credit risk; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Regency or Equity One; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on relationships, including with tenants, employees, customers and competitors; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; and changes in local, national and international financial market, insurance rates and interest rates. Regency and Equity One do not intend, and undertake no obligation, to update any forward-looking statement.

Important Additional Information

Investors and security holders are urged to carefully review and consider each of Regency’s and Equity One’s public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The documents filed by Regency with the SEC may be obtained free of charge at Regency’s website at www.regencycenters.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Regency by requesting them in writing to One Independent Drive, Suite 114, Jacksonville, FL 32202, or by telephone at (904) 598-7000.

The documents filed by Equity One with the SEC may be obtained free of charge at Equity One’s website at www.equityone.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Equity One by requesting them in writing to 410 Park Avenue, Suite 1220, New York, NY 10022, or by telephone at (212) 796-1760.

In connection with the proposed transaction, Regency intends to file a registration statement on Form S-4 with the SEC which will include a joint proxy statement of Equity One and Regency and a prospectus of Regency, and each party will file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of Equity One and Regency are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. A definitive joint proxy statement/prospectus will be sent to the shareholders of each party seeking the required shareholder approval. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus free of charge from the SEC’s website or from Regency or Equity One as described in the paragraphs above.

Participants in the Solicitation

Regency, Equity One, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Regency and Equity One shareholders in connection with the proposed transaction. Information about the directors and executive officers of Regency and their ownership of Regency common stock is set forth in the definitive proxy statement for Regency’s 2016 annual meeting of shareholders, as previously filed with the SEC on March 14, 2016. Information about the directors and executive officers of Equity One and their ownership of Equity One common stock is set forth in the definitive proxy statement for Equity One’s 2016 annual meeting of shareholders, as previously filed with the SEC on April 1, 2016. Regency and Equity One shareholders may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the paragraphs above.

Contact Information

Regency Investor Contacts

Michael Mas and Patrick Johnson

MichaelMas@regencycenters.com, 904-598-7470

PatrickJohnson@regencycenters.com, 904-598-7422

Equity One Investor Contact

Matthew Ostrower

MOstrower@equityone.com, 212-796-1760

Regency and Equity One Media Contacts

ICR

Phil Denning and Jason Chudoba

Phil.Denning@icrinc.com, 646-277-1258

Jason.Chudoba@icrinc.com, 646-277-1249